UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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MONTAUK RENEWABLES, INC.

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MONTAUK RENEWABLES, INC.

680 Andersen Drive, 5th Floor

Pittsburgh, PA 15220

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 25, 2021

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Montauk Renewables, Inc., a Delaware corporation. The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/MNTK2021, on Tuesday, May 25, 2021 at 9:00 a.m., Eastern Time.

We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting. Further, we believe the virtual meeting format is even more critical in light of the ongoing COVID-19 pandemic, as the safety of our employees, communities and stockholders is our first priority. Stockholders attending the virtual meeting will be afforded opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. We recommend that you log-in a few minutes before 9:00 a.m., Eastern Time, on Tuesday, May 25, 2021 to ensure you are logged in when the Annual Meeting starts.

The Annual Meeting will be held for the following purposes:

1.	To elect two directors to serve as Class I directors to hold office for a three-year term expiring at the 2024 Annual Meeting of Stockholders;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

3.	To transact any other matter that may properly come before the Annual Meeting, or any postponement or adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this notice.

The record date for the Annual Meeting is March 26, 2021 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof. We are providing access to our proxy materials over the Internet. On or about April 7, 2021, we will release our proxy materials and mail the Notice of Internet Availability of Proxy Materials for the Annual Meeting (the “Notice”) to our stockholders. The Notice contains instructions on how to access our proxy materials and how to vote. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions in the Notice.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 25, 2021, at 9:00 a.m., Eastern Time. The proxy statement, annual report and related materials are available free of charge at www.ProxyVote.com for stockholders whose shares are included in the United States section of the Company’s register of stockholders and www.materials.ProxyVote.com/61218C for stockholders whose shares are included in the South African section of the Company’s register.

By Order of the Board of Directors

/s/ John Ciroli

John Ciroli

Vice President, General Counsel and Secretary

Pittsburgh, PA

April 7, 2021

You are cordially invited to attend the Annual Meeting online. Whether or not you expect to attend the virtual meeting, it is important that your shares be represented. Please vote your shares over the internet or via the telephone number or facsimile number provided or, if you received a paper copy of a proxy or voting instruction card by mail, you may vote your shares by completing, signing, dating, and returning your proxy or voting instruction card.

MONTAUK RENEWABLES, INC.

MONTAUK RENEWABLES, INC.

680 Andersen Drive, 5th Floor

Pittsburgh, PA 15220

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

We are furnishing you this proxy statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Montauk Renewables, Inc., a Delaware corporation (the “Company,” “Montauk,” “we,” “us,” or “our”). This proxy statement addresses the items of business for the 2021 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Tuesday, May 25, 2021, or any postponement or adjournment thereof. We will hold the Annual Meeting at 9:00 a.m., Eastern Time, virtually via live webcast at www.virtualshareholdermeeting.com/MNTK2021.

We completed our initial public offering on January 26, 2021 (the “IPO”). Our common stock, par value $0.01 per share (“common stock”), is listed on The Nasdaq Capital Market (“Nasdaq”) and trades under the ticker symbol “MNTK,” with a secondary listing on the Johannesburg Stock Exchange (“JSE”) and trading under the ticker symbol “MKR.” All of the shares of our common stock votes together as a single class for purposes of the proposals to be presented at the Annual Meeting. However, meeting attendance and voting instructions are different for shares traded on the Nasdaq and on the JSE and we encourage you to carefully read the instructions contained herein and in the other proxy materials.

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.

SUMMARY

This Summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. Please read the entire Proxy Statement carefully before voting.

Where, When and Who?

• Time and Date:	Tuesday, May 25, 2021, at 9:00 a.m. Eastern Time
• Place:	Online at www.virtualshareholdermeeting.com/MNTK2021
• Record Date:	March 26, 2021
• Voting:	Stockholders of Montauk are entitled to vote. Each share of Montauk common stock is entitled to one vote for each director nominee and one vote for each other proposal to be voted upon at the Annual Meeting.

Virtual Annual Meeting

We are excited to offer to our stockholders a virtual Annual Meeting.

As permitted by Delaware law and our Amended and Restated Bylaws (the “Bylaws”), we will hold a virtual annual meeting in light of the ongoing COVID-19 pandemic to protect the safety of our employees, communities and stockholders and in order to facilitate and increase stockholder attendance and participation by enabling stockholders to participate from any location around the world. We believe that the use of this virtual meeting format is the right choice for a widely-held company, such as Montauk, as it not only brings cost savings to us and our stockholders, but also increases our ability to engage with all stockholders, regardless of their size, resources, or physical location. A virtual meeting is also environmentally friendly and in line with our commitment to sustainable business practices.

We are aware of concerns regarding virtual meetings generally from investor advisory groups and other stockholder rights advocates who believe that virtual meetings may diminish stockholder voice or reduce accountability. Our Bylaws provide that our annual meetings may be held virtually, by means of remote communication, and for the Annual Meeting we will implement reasonable measures so that our virtual meeting format enhances, rather than constrains, stockholder access, participation and communication. For example, the online format allows stockholders to communicate with us during the meeting so they can ask appropriate questions of our Board or management in accordance with the rules of conduct for the meeting. A further description regarding this process can be found under “Questions and Answers About These Proxy Materials, Voting and the Annual Meeting.” During the live Q&A session of the meeting, we will answer questions as they come in and address those asked as time permits. We have committed to publishing and answering each question received following the meeting.

Your vote is very important to us and to our business. Please cast your vote immediately on all of the proposals to ensure that your shares are represented.

Item	Proposal	Board Recommendation	Page
	Election of Directors	FOR each Director	3
	The two director nominees set forth below possess the necessary qualifications and range of experience and expertise to provide effective oversight and advice to Management.
	Ratification of the Appointment of Grant Thornton LLP as Independent Auditor	FOR	12

The Audit Committee has determined to approve the retention of Grant Thornton LLP as Montauk’s independent auditor for fiscal year 2021.

As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of the independent auditor.

Board Nominees

The following table provides summary information about each director nominee as of March 26, 2021.

Name	Age	Director Since	Principal Occupation	Independent	Current Committee Memberships
Mohamed H. Ahmed	56	2021	Executive Director of Ritz Tiles	Yes	• AC • NCG
John A. Copelyn	70	2021	President and Chief Executive Officer of Hosken Consolidated Investments Limited	No	• CC • NCG

PROPOSAL NO. 1

Our business and affairs are managed under the direction of our Board. Our Amended and Restated Certificate of Incorporation generally provides that our Board consists of such number of directors as the Board may from time to time exclusively determine. Our Board of Directors is currently composed of six members.

Our Amended and Restated Certificate of Incorporation provides that our Board is divided into three classes with staggered three-year terms. While our Board of Directors is classified, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our Board of Directors is designated as follows:

•	Messrs. Ahmed and Copelyn serve as Class I directors, and their terms will expire at the annual meeting of stockholders to be held in 2021;

•	Messrs. Govender and Jacobson serve as Class II directors, and their terms will expire at the annual meeting of stockholders to be held in 2022; and

•	Messrs. McClain and Raynor serve as Class III directors, and their terms will expire at the annual meeting of stockholders to be held in 2023.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. Each director whose term expires at the 2028 annual meeting of stockholders (expected to be our eighth annual meeting) or any annual meeting thereafter will be elected for a term expiring at the next annual meeting of stockholders. As a result of these provisions, beginning with the 2030 annual meeting of stockholders (expected to be our tenth annual meeting), all of our directors will be subject to annual election.

Directors are elected by a plurality of the votes cast by the holders of shares of common stock present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the nominees named below. Any incumbent nominee for director in an uncontested election (i.e., an election where the only nominees are those recommended by the Board) who receives a greater number of votes against his or her election than votes for such election (a “Majority Against Vote”) will promptly tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the Majority Against Vote.

If the nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Company or the size of the Board will be reduced by one director. Each person nominated for election has consented to being named as a nominee in this proxy statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve. The following is a brief biography of the nominees for election at the Annual Meeting. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board to determine that the applicable nominee or other current director should serve as a member of the Board.

NOMINEES FOR ELECTION FOR A TERM EXPIRING AT THE 2024 ANNUAL MEETING

Our Nominating and Corporate Governance Committee has recommended, and our Board has nominated, the following directors for re-election at the Annual Meeting as Class I directors for three-year terms expiring at the 2024 Annual Meeting:

Mohamed H. Ahmed, 56. Mr. Ahmed has served on our Board and as its lead director since January 4, 2021. He has also served as a member of the Board of Directors and lead independent non-executive director of Montauk Holdings Limited, our former parent company (“MNK”), since August 2014. Mr. Ahmed has been an executive director of Ritz Tiles, an importer and distributor of tiles, since 2002. He is also a director for investment holding companies and a real estate investment trust, and previously held directorships with other companies in the clothing and textile industry.

Qualifications. We believe that Mr. Ahmed’s qualifications to serve as a director on our Board include his finance and leadership experience for more than 25 years and related industry and investment experience.

John A. Copelyn, 70. Mr. Copelyn has served on our Board as its non-executive chairman since January 4, 2021. He has also served as the non-executive chairman of the Board of Directors of MNK since December 2014 and commenced service on the Board of Directors of MNK in June 2011. He has served as the Chief Executive Officer of Hosken Consolidated Investments Limited (“HCI”), an investment holding company, since 1997. He has also served as a non-executive independent director of Platinum Group Metals Ltd., a mining company focused on platinum and palladium, since May 2018. He previously served as a member of the parliament of South Africa from 1994 to 1997, and as General Secretary in various unions in the clothing and textile industry from 1974 to 1994.

Qualifications. We believe that Mr. Copelyn’s qualifications to serve as a director on our Board include his leadership positions at natural resource and financial companies, as well as his policymaking and public affairs experience.

THE BOARD RECOMMENDS

A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

The following Class II directors’ terms will continue until the 2022 annual meeting of stockholders and are not submitted for re-election at the Annual Meeting:

Theventheran (Kevin) G. Govender, 49. Mr. Govender has served as a member of our Board since January 4, 2021. He has also served as a member of the Board of Directors of MNK since September 2018. Mr. Govender has served as an executive director at HCI since 1998 and was formerly HCI’s Chief Financial Officer from 2001 to August 2019. He also serves as a director on the boards of directors of several of HCI’s subsidiaries.

Qualifications. We believe that Mr. Govender’s qualifications to serve as a director on our Board include his financial expertise, and extensive executive and director experience.

Michael A. Jacobson, 53. Mr. Jacobson has served as a member of our Board since January 4, 2021. He has also served as a member of the Board of Directors of MNK since August 2014. Mr. Jacobson has served as an executive director of Oceania Capital Partners, an investment holding company, since January 2012. He previously served in various executive positions with HCI.

Qualifications. We believe that Mr. Jacobson’s qualifications to serve as a director on our Board include his global executive and director leadership experience.

The following Class III directors’ terms will continue until the 2023 annual meeting of stockholders and are not submitted for re-election at the Annual Meeting:

Sean F. McClain, 46. Mr. McClain has served as our President and Chief Executive Officer and a member of our Board since January 4, 2021. He has also served as a member of the Board of Directors of MNK since August 2014. He has served as President and Chief Executive Officer of MNK since September 2019 and, prior to that time, served as MNK’s Chief Financial Officer from August 2014 until September 2019. Prior to joining MNK and its affiliates, he held various management positions with BPL Global Limited, Bayer A.G. and Dick’s Sporting Goods, Inc. and was in public accounting at Arthur Andersen LLP. He is a Certified Public Accountant.

Qualifications. As our Chief Executive Officer, Mr. McClain’s insight into the business and related risks and challenges contribute to the Board and in its understanding of our business and strategy.

Bruce S. Raynor, 70. Mr. Raynor has served as a member of our Board since January 4, 2021. He has also served as a member of the Board of Directors of MNK since August 2014. He has served as Principal of R and S Associates LLC, a consulting firm, since October 2011. He has also served as President of The Sidney Hillman Foundation, a foundation that supports and rewards socially conscious journalism, since January 2001, a member of the Board of Directors of the TransAfrica Forum Inc., a foreign-policy organization promoting diversity, equity and justice, since January 2003, and Chairman of the Board of Directors of the Rockland BOCES Family Resource Center Foundation, a community-based education non-profit, since January 2005. Previously, Mr. Raynor served as Executive Vice President of the Service Employees International Union, a labor union, and as President of Workers United, a labor union, from 2009 to 2011.

Qualifications. We believe that Mr. Raynor’s qualifications to serve as a director include his extensive leadership and policymaking experience.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence and Controlled Company Exemption

Certain stockholders, which are Messrs. Copelyn’s and Govender’s respective affiliates, have entered into the Consortium Agreement, dated January 26, 2021, whereby the parties thereto agreed to act in concert with respect to voting our common stock in the election of directors, among other matters. The Consortium Agreement is described in the section entitled “Certain Relationships and Related Person Transactions—Consortium Agreement.”

The parties to the Consortium Agreement beneficially own approximately 52.7% of our common stock as of March 31, 2020. As a result, we are a “controlled company” within the meaning of the listing rules of the Nasdaq Stock Market LLC. We will remain a “controlled company” so long as more than 50% of the voting power for the election of directors is held by parties to the Consortium Agreement. As such, we intend to avail ourselves of the controlled company exemptions under the Nasdaq listing rules. As a controlled company, we are not required to have a majority our Board comprised of “independent directors,” as defined under the Nasdaq listing rules, or to have a Compensation Committee or a Nominating and Corporate Governance Committee composed entirely of independent directors. We may continue to rely on these exemptions so long as we are allowed to as a “controlled company.”

The “controlled company” exemption does not modify the independence requirements for the Audit Committee, and we comply with the requirements of Rule 10A-3 of the Exchange Act and the Nasdaq listing rules, which require that our Audit Committee be composed of at least three members, all of whom are independent.

The Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the Board has affirmatively determined that Messrs. Ahmed, Jacobson and Raynor are “independent directors” as defined under the Nasdaq listing requirements and Rule 10A-3 of the Exchange Act. In making these independence determinations, our Board reviewed and discussed information provided by the directors to us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. In addition to determining whether each director satisfies the director independence requirements set forth in the Nasdaq listing requirements, in the case of members of the Audit Committee, our Board also made an affirmative determination that members satisfy separate independence requirements under the rules of the Securities and Exchange Commission (the “SEC”) for such members.

Board Leadership Structure

The Board believes that our stockholders are best served at this time by having a lead director and a chairman of the Board, both of which are integral parts of our Board structure and critical aspects of effective corporate governance. Each of Mr. Ahmed, as our lead director, and Mr. Copelyn, as our Board chairman, bring considerable skills and experience, as described above, to their roles.

As is currently the case, the Board will select a lead director from the independent directors if the positions of chairman of the Board and Chief Executive Officer are held by the same person or if the chairman is a non-independent director. The lead director will:

•	preside at all meetings of the Board at which the chairman of the Board is not present, including executive sessions of the independent directors;

•	serve as liaison between the chairman of the Board and the independent directors;

•	approve information to be sent to the Board;

•	approve meeting agendas for the Board;

•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	have the authority to call meetings of independent directors; and

•	if requested by major stockholders, be available for consultation and direct communication.

The active involvement of our independent directors, combined with the qualifications and significant responsibilities of our chairman and other directors, provide balance on the Board and promote strong, independent oversight of our management and affairs.

The positions of chairman of the Board and Chief Executive Officer are currently held by different individuals. The Board believes that the current separation of the roles of Chief Executive Officer, chairman of the Board and lead director enhances the ability of the Board to carry out its roles and responsibilities on behalf of the stockholders and benefits the Company’s overall corporate governance. Our Chief Executive Officer is responsible for determining the strategic direction and the day-to-day leadership of our Company. Our chairman facilitates and provides leadership to our Board and executive management and ensures they are focused on key issues. The chairman of the Board shares a common understanding of the organization with the executive management and provides focus to ensure our Board is effective in setting and implementing the Company’s strategy in coordination with our lead director.

Role of the Board in Risk Oversight

The Board and each of its committees has an active role in overseeing management of the Company’s risks. The Board regularly reviews information regarding our credit, liquidity and operations. The Audit Committee’s charter mandates the Audit Committee to review and discuss with management, and our independent registered public accounting firm, as appropriate, our major financial risk exposures and the steps taken by management to monitor and control these exposures and oversight responsibility with respect to cybersecurity matters. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest, and also considers risks associated with environmental and safety related matters. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Meetings of the Board and its Committees

The chairman of the Board presides over each Board meeting. The Board meets as frequently as it may determine necessary or appropriate in light of current circumstances and in accordance with the schedule determined by the chairman of the Board. An executive session of the non-management directors is held in conjunction with each regular meeting of the Board that is presided over by the chairman. The Board also holds at least two executive sessions comprised only of independent directors annually at which our lead director presides.

The Board will have met two times between the closing of the IPO and the Annual Meeting. Directors are expected to attend the Company’s annual meeting of stockholders.

In connection with the IPO, Montauk established three standing committees of the Board, each of which operates under a written charter: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Members will continue to serve on these committees until their resignation or until otherwise determined by our Board.

Information Regarding Committees of the Board

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee which will have held four, two and two meetings, respectively, between the closing of the IPO and the Annual Meeting. As of the date of this proxy statement, each director has attended 100% of the meetings of the Board and committees, as applicable, held this year. The Board held no meetings from the date of Montauk’s formation in September 2020 through December 31, 2020. The following table provides membership information for each of the Board committees as of March 26, 2021:

Name	Audit	Compensation	Nominating and Corporate Governance
Mohamed H. Ahmed	Ö		Ö
John A. Copelyn		Ö	Ö*
Theventheran (Kevin) G. Govender
Michael A. Jacobson	Ö*	Ö
Sean F. McClain
Bruce S. Raynor	Ö	Ö*

*	Committee Chairperson

Below is a description of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board. The written charters of the committees, our Corporate Governance Guidelines and Code of Business Conduct and Ethics (the “Code of Conduct”) are available on the investors section of our website at https://ir.montaukrenewables.com. Each of the committees has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

Our Audit Committee consists of Messrs. Jacobson (chair), Raynor, and Ahmed. Messrs. Jacobson, Raynor, and Ahmed have each been deemed independent by the Board within the meaning of the Nasdaq listing standards and Rule 10A-3 of the Exchange Act. Each director that has been appointed to the Audit Committee is financially literate and qualifies as an audit committee financial expert in accordance with SEC rules.

Our Audit Committee is responsible for, among other things:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•

reviewing at least annually, a report by our independent registered public accounting firm regarding the independent registered public accounting firm’s internal-quality control procedures, any material issues relating thereto, and any steps taken to deal with any such issues;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting with both management and our independent registered public accounting firm;

•	reviewing and discussing with the appropriate officers and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	periodically advising the Board with respect to our policies and procedures regarding compliance with applicable laws and regulations and with our Code of Conduct;

•	discussing guidelines and policies with respect to risk assessment and risk management to assess and manage our exposure to risk;

•	approving, if appropriate, all transactions between us and our subsidiaries and any related party (as described in Item 404 of Regulation S-K);

•	establishing policies for the hiring of employees and former employees of our independent registered public accounting firm; and

•	preparing, with the assistance of management, the independent auditors, and outside legal counsel the audit committee report required by SEC rules to be included in our annual proxy statement.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties.

Report of the Audit Committee of the Board

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2020 with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in Montauk’s Annual Report on Form 10-K for the year ended December 31, 2020.

Michael A. Jacobson (Chairperson)

Mohamed H. Ahmed

Bruce S. Raynor

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Montauk under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee consists of Messrs. Raynor (chair), Copelyn, and Jacobson. Messrs. Raynor and Jacobson have each been deemed independent by the Board within the meaning of the Nasdaq listing standards and after consideration of the factors set forth in the Nasdaq listing standards applicable to members of compensation committees. Mr. Copelyn is not independent within the meaning of such listing standards. We intend to comply with the independence requirements for all members of the Compensation Committee within the time periods specified under applicable rules.

Our Compensation Committee is responsible for, among other things:

•	reviewing and approving our overall executive and director compensation philosophy to support our overall business strategy and objectives;

•	reviewing and approving base salary, cash incentive compensation, equity compensation, and severance compensation arrangements for our executive officers, including our Chief Executive Officer;

•	administering our broad-based equity incentive plans, including the granting of stock awards; and

•	managing such other matters that are specifically delegated to our Compensation Committee by applicable law or by the Board from time to time.

The Compensation Committee has the power to investigate any matter brought to its attention within the scope of its duties and authority.

The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee. The Compensation Committee administers the Montauk Renewables, Inc. Equity and Incentive Compensation Plan (the “Plan”) and the Compensation Committee has not, as of the date of this proxy statement, delegated authority to any of the Company’s officers to make awards under the Plan. Neither the Compensation Committee nor management has retained a compensation consultant as of the date of this proxy statement.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Messrs. Copelyn (chair) and Ahmed. Mr. Ahmed has been deemed independent within the meaning of the Nasdaq listing standards. Mr. Copelyn is not independent within the meaning of such listing standards. We intend to comply with the independence requirements for all members of the Nominating and Corporate Governance Committee within the time periods specified under applicable rules.

Our Nominating and Corporate Governance Committee is responsible for, among other things:

•

assessing, developing, and communicating with our Board concerning the appropriate criteria for nominating and appointing directors, including the size and composition of the Board, corporate governance policies, applicable listing standards, laws, rules and regulations, the consideration of stockholder nominees to the Board, and other factors considered appropriate by our Board or the Nominating and Corporate Governance Committee;

•	identifying and recommending to our Board the director nominees for meetings of our stockholders, or to fill a vacancy on the Board;

•	having sole authority to retain and terminate any search firm used to identify director candidates and approve the search firm’s fees and other retention terms;

•	recommending to the Board candidates for appointment to our standing committees;

•	reviewing, as necessary, any executive officer’s request to accept a directorship position with another company;

•	at least annually, reviewing our Corporate Governance Guidelines, and recommending changes as appropriate;

•	recommending to the Board appropriate revisions to our Amended and Restated Certificate of Incorporation, Bylaws, and committee charters;

•	overseeing an annual evaluation of our Board, its committees, and each director;

•	developing with management and monitoring the process of orienting new directors and continuing education for all directors;

•	overseeing our policies, objectives and initiatives regarding environmental, safety, sustainability and corporate social responsibility matters; and

•	regularly reporting its activities and any recommendations to our Board.

The Nominating and Corporate Governance Committee has the power to investigate any matter brought to its attention within the scope of its duties.

Director Nominations. The Nominating and Corporate Governance Committee evaluates director nominees for election to the Board in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. The Nominating and Corporate Governance Committee is responsible for periodically assessing, developing and communicating with the Board concerning the appropriate criteria required of Board members and the composition of the Board as a whole. This assessment includes factors that the Nominating and Corporate Governance Committee believes are necessary for one or more directors to possess, including independence; skill; integrity; diversity with respect to race, ethnicity, gender and sexual orientation; age; background and experience with comparable businesses and industries; the interplay of the candidate’s experience with the experience of other Board members; the extent to which the candidate would be a desirable addition to the Board and any committees of the Board; and any other factors that the Nominating and Corporate Governance Committee deems relevant to the current needs of the Board. All directors must have certain minimum qualifications of integrity, collegiality, and business acumen. Under the charter of the Nominating and Corporate Governance Committee, when identifying candidates for Board membership, the committee will include, and will request that any search firm it engages include, qualified women and racially/ethnically diverse persons in the initial pool from which directors nominees are chosen.

All of our current directors, including the director nominees, were and are also directors serving on the MNK Board of Directors. Each director nominee was recommended by the Nominating and Corporate Governance Committee to the Board for election at the Annual Meeting.

Overboarding Limits. A director who also serves as an executive officer of a public company may not serve on more than two U.S. public company boards, including our Board. Other directors may not serve on more than four U.S. public company boards, including our Board. Exceptions to these limits will be approved on a case-by-case basis by the Board, upon a recommendation by the Nominating and Corporate Governance Committee.

No Term Limits. The Board does not believe that it should limit the number of terms for which an individual may serve as a director. While term limits facilitate Board refreshment, they can also result in the loss of experience and expertise that is critical to effective operation of the Board. Longer tenured directors can provide valuable insight into the Company and its operations. To ensure that the Board continues to evolve and benefit from fresh perspectives and ideas, the Nominating and Corporate Governance Committee evaluates the qualifications and contributions of each incumbent director before recommending the nomination of such director for an additional term.

Stockholder Director Nominees. The Nominating and Corporate Governance Committee will consider stockholder recommendations of director candidates for election to the Board. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at an annual meeting of stockholders may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Nominating and Corporate Governance Committee, Montauk Renewables, Inc., 680 Andersen Drive, 5th Floor, Pittsburgh, PA 15220, Attn: Secretary, generally not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which the Company held the preceding year’s annual meeting of stockholders. Submissions must include, among other things, the full name of the proposed candidate, a description of the proposed candidate’s business experience for at least the previous five years, the number of Company securities owned by the candidate, complete biographical information, including a completed questionnaire, in the form provided by the Secretary of the Company, with respect to the identity and background of the proposed candidate, a description of the proposed candidate’s qualifications as a director, and such other information as required by our Bylaws. Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.

Code of Business Conduct and Ethics

The Board has adopted a Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at https://ir.montaukrenewables.com. We will disclose any amendments to or waivers of the Code of Conduct on our website to the extent required by applicable rules and requirements.

Compensation Committee Interlocks and Insider Participation

None of our directors who serve as a member of our Compensation Committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on the board of directors or compensation committee.

Communications with the Board

Stockholders or other interested parties may contact the Board or one or more of our directors with issues or questions about Montauk by mailing correspondence to our Secretary at 680 Andersen Drive, 5th Floor, Pittsburgh, PA 15220. Our legal team will review incoming communications directed to the Board and, if appropriate, will forward such communications to the appropriate member(s) of the Board or, if none is specified, to the chairman of the Board. We will generally not forward a communication that is primarily commercial in nature, is improper or irrelevant, or is a request for general information about Montauk.

Corporate Governance Guidelines

The Board has documented certain of our governance practices in the Corporate Governance Guidelines. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, Board meetings and involvement of senior management, management performance evaluation and succession planning, and Board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on the investors section of our website at https://ir.montaukrenewables.com.

No Hedging/Pledging Policy

Our Insider Trading Policy prohibits all members of our Board and all officers and employees of the Company and its subsidiaries, as well as their family members and designees, from engaging in hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, or through other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities. The policy further prohibits such persons from pledging, hypothecating or otherwise using Company securities as collateral for a loan or other form of indebtedness.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITOR

Grant Thornton LLP served as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and has been selected by the Audit Committee of the Board as our independent registered public accounting firm for the fiscal year ending December 31, 2021. The Audit Committee has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm. However, management, at the direction of the Audit Committee of the Board, is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Grant Thornton LLP.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 2.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents the aggregate fees billed by Grant Thornton LLP to the Company or Montauk Holdings USA, LLC, the entity whose interests and assets we succeeded to through reorganization transactions in January 2021, for the years ended December 31, 2020 and 2019.

	Year Ended December 31,
	2020	2019
	(in thousands)
Audit Fees(1)	$851,258	$425,885
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$851,258	$425,885

(1)

Audit fees represent amounts billed for professional services rendered in connection with the audits of the combined and consolidated financial statements of the Company and assistance with review of documents filed with the SEC, including our registration statement on Form S-1 related to our IPO that was completed in January 2021. As a result of our IPO, the amounts reported are not necessarily representative of the fees we expect to pay our independent auditors in future years.

All fees incurred subsequent to the closing of our IPO were pre-approved by our Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by Montauk’s independent registered public accounting firm, Grant Thornton LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on a case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. All fees incurred subsequent to the closing of our IPO were pre-approved by our Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 26, 2021 by:

•	each director or nominee for director;

•	each named executive officer;

•	all current executive officers and directors as a group; and

•	all those known by us to be beneficial owners of more than five percent of our outstanding common stock.

This table is based upon information supplied by officers, directors and principal stockholders and Schedule 13Gs filed with the SEC by beneficial owners of more than five percent of our common stock. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 142,157,835 shares outstanding on March 26, 2021.

	Beneficial Ownership
Name of Beneficial Owner (1)	Shares of common stock	Percentage
Five Percent Stockholders
Shares subject to the Consortium Agreement (2)	74,900,640	52.7%
Entities Controlled by Mr. Copelyn (3)	57,622,308	40.5%
Peresec Prime Brokers (Pty) Ltd (4)	21,389,627	15.0%
Entities Controlled by Mr. Govender (5)	17,278,332	12.2%
Directors and NEOs
Sean F. McClain	817,812	*
Scott Hill	724,430	*
John Ciroli	167,613	*
John A. Copelyn (3)(6)	57,622,308	40.5%
Mohamed H. Ahmed	—	—
Michael A. Jacobson	1,241,034	* %
Bruce S. Raynor (7)	905,078	*
Theventheran G. Govender (5)(8)	17,526,017	12.3%
All directors and executive officers as a group (10 persons)	79,392,994	55.8%

*	Less than 1%.

(1)	Unless otherwise indicated, the address for each of the stockholders listed is 680 Andersen Drive, 5th Floor, Pittsburgh, PA 15220.

(2)

These shares include the shares beneficially owned by the “Entities Controlled by Mr. Copelyn” and the “Entity Controlled by Mr. Govender” described in Footnotes 3 and 5, respectively. In connection with the closing of the IPO, these entities entered into the Consortium Agreement with respect to their ownership of our common stock. Pursuant to the Consortium Agreement, the parties thereto have agreed to act in concert with respect to voting matters relating to the Company, including the election of directors, and have provided the other parties thereto certain pre-emptive rights with respect to any potential sale of our common stock by a stockholder party thereto. Because of the arrangements in the Consortium Agreement, the parties will be deemed to have formed a “group” for purposes of Section 13(d)(3) of the Exchange Act, and such “group” will be deemed to beneficially own an aggregate of 74,900,640 shares of our common stock, which represents approximately 52.7% of the total number of shares of our common stock issued and outstanding. As a result, we are a “controlled company” within the meaning of the Nasdaq corporate governance standards.

(3)

All of these shares are subject to the Consortium Agreement and consist of shares held indirectly by certain entities under Mr. Copelyn’s control. Mr. Copelyn, who is the sole director of each entity, has sole voting and investment power over all of these shares. Except with respect to the Consortium Agreement, there are no voting agreements or other arrangements among the entities controlled by Mr. Copelyn as to the Company’s shares.

(4)	Based on a Schedule 13G/A filed with the SEC on April 1, 2021, Peresec Prime Brokers (Pty) Ltd beneficially owned and had sole dispositive and voting power over 21,389,627 shares of our common stock.

(5)

Excludes shares held by Mr. Govender described in Footnote 8. All of these shares are subject to the Consortium Agreement and consist of shares held indirectly by an entity under Mr. Govender’s control. Mr. Govender, who is the sole director of this entity, has sole voting and investment power over all of the shares. Except with respect to the Consortium Agreement, there are no voting agreements or other arrangements among the entities controlled by Mr. Govender.

(6)	Mr. Copelyn does not own any shares of our common stock directly. See Footnote 3 for information regarding shares held by entities under the control of Mr. Copelyn.

(7)	These shares are held by Mr. Raynor and his spouse through contracts for difference (“CFDs”) with Legae Peresec (BVI) Ltd. The CFDs have no stated expiration date.

(8)

Includes 247,685 shares held by Mr. Govender indirectly through an entity that he controls, all of which are not subject to the Consortium Agreement. See Footnote 5 for information regarding shares subject to the Consortium Agreement held by an entity controlled by Mr. Govender.

EXECUTIVE COMPENSATION

This section describes the material elements of compensation awarded to, earned by or paid to the following named executive officers (“NEOs”):

•	Sean F. McClain, President and Chief Executive Officer

•	John Ciroli, Vice President, General Counsel and Secretary

•	Scott Hill, Vice President of Business Development

Summary Compensation Table

The following table shows for the periods presented all of the compensation earned by or paid to our NEOs for fiscal year 2020 and 2019, in the case of our Chief Executive Officer:

Name and Principal Position	Year ($)	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	Nonequity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Sean F. McClain, President and Chief Executive Officer	2020 2019	280,123 219,477	67,328 17,664	137,000 919,000	107,200 —	14,337 12,204	605,988 1,168,345

John Ciroli, Vice President, General Counsel and Secretary	2020	98,038	31,831	394,000	25,200	3,798	552,867

Scott Hill, Vice President of Business Development	2020	219,577	63,291	128,000	50,400	11,476	472,744

(1)

In the case of Mr. McClain, the 2019 amount, equal to approximately 30% of his eligible target bonus amount, reflects a discretionary cash bonus paid to him for 2019 performance. The discretionary bonus amounts for 2020 relate to holiday bonuses and additional discretionary bonuses paid to each NEO. The additional discretionary bonus for Mr. McClain was equal to 25% of his 2020 base compensation, or $67,000. The additional discretionary bonus for Mr. Ciroli was equal to 30% of his prorated 2020 base compensation, or $31,500. The additional discretionary bonus for Mr. Hill was equal to 30% of his 2020 base compensation, or $63,000.

(2)

Amounts reflect stock options granted to the NEOs. The value of options included herein is equal to the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The 2020 values were calculated using a Black-Scholes pricing model with a volatility indicator of 61% and an annual interest rate of 0.31%. The 2019 value was calculated using a Black-Scholes pricing model with a volatility indicator of 90% and an annual interest rate of between 1.74-1.79%. The options were canceled prior to the closing of the IPO as described below under “Narrative Disclosure to the Summary Compensation Table—Long-Term Equity Compensation.”

(3)	This column includes performance bonus amounts earned for 2020 performance.

(4)

Amounts reflected in this column represent the values of all other compensation awarded to the NEOs in 2020 and, in the case of Mr. McClain, 2019. The 2020 amount reported for Mr. McClain reflects $14,022 in Company contributions under the 401(k) plan and $315 in company-paid life insurance premiums. The amount reported for Mr. Ciroli reflects $3,603 in Company contributions under the 401(k) plan and $195 in Company-paid life insurance premiums. The amount reported for Mr. Hill reflects $10,993 in Company contributions under the 401(k) plan and $483 in Company-paid life insurance premiums.

Narrative Disclosure to Summary Compensation Table

Employment and Severance Agreements

Employment Agreements with Executive Officers. In connection with his appointment as President and Chief Executive Officer, Mr. McClain entered into an employment agreement, effective September 25, 2019. Pursuant to Mr. McClain’s employment agreement, his annual base salary was $260,000, and he is eligible to continue to participate in the Company’s existing annual bonus plan, with a target amount equal to 50% of his annual base salary based on individual and company performance goals. Mr. McClain is entitled to receive additional incentive compensation on a discretionary basis as approved annually by the Board. Mr. McClain’s employment agreement provides that, subject to his execution of a release of claims and compliance with certain post-termination restrictive covenants (including a 12 month post-termination non-compete), he will receive the following payments and benefits upon a termination by the Board without cause or upon Mr. McClain’s termination of his employment for good reason: (1) continued payment of base salary for a period of 12 months following his termination date, (2) the cost of COBRA premiums for Mr. McClain and his family for 12 months following his termination date, and (3) a pro rata bonus for the year in which such termination occurred (as well as any accrued but unpaid bonus for any prior fiscal year). In the event Mr. McClain’s employment terminates as a result of his death or permanent disability, he will receive continued salary through the date on which such death occurred or continued salary for six months after the permanent disability is determined, respectively, as well as a pro rata bonus for the year in which such termination occurred (as well as any accrued but unpaid bonus for any prior fiscal year).

In connection with his employment as Vice President, General Counsel and Secretary, Mr. Ciroli entered into an employment agreement, effective June 1, 2020. Pursuant to Mr. Ciroli’s employment agreement, Mr. Ciroli’s annual base salary was $190,000, and he is eligible to continue to participate in the Company’s existing annual bonus plan, with a target bonus amount equal to 30% of his annual base salary amount based on individual and Company performance goals.

In connection with his employment, Mr. Hill entered into an employment agreement, effective April 15, 2010. Pursuant to Mr. Hill’s employment agreement, Mr. Hill’s annual base salary started at $140,000 and has increased to the amount described in the Summary Compensation Table above. Pursuant to his employment agreement, he is also eligible to participate in the Company’s annual bonus plan with his minimum target bonus amount equal to 25% of his annual base salary and, for 2020, his target bonus amount was set at 30% of his annual base salary, which was paid based on the achievement of individual and Company performance goals.

2020 Performance Bonus Awards

For 2020, Messrs. McClain, Ciroli and Hill could each earn a target bonus equal to approximately 50%, 30%, and 30% of such NEO’s 2020 base salary, respectively, multiplied by 80%, which was the achievement level of the Company’s fiscal 2020 Adjusted EBITDA goal of $30,525,545 (calculated as described below) performance target. The Compensation Committee determined to calculate the bonus based on full calendar year performance. For purposes of this calculation, Adjusted EBITDA was determined as follows: Earnings before income tax, interest, depreciation, depletion, amortization, other income, and certain other non-operating charges as determined by the Compensation Committee. The payment of bonuses to an NEO, as with other employees, is also subject to their respective completion of safety and IT training mandated by the Company.

Long-Term Equity Compensation

Prior to the completion of the IPO, option awards were granted to certain U.S. employees of MNK, including the NEOs, under the Montauk Holdings Limited Employee Share Appreciation Rights Scheme for U.S. Affiliates (the “Predecessor Plan”). Any full-time employee of a U.S. Affiliate (each, a “Participant”) was eligible to receive awards under the Predecessor Plan. “U.S. Affiliate” means direct wholly or majority owned subsidiaries of MNK in the U.S., consisting of Montauk Holdings USA, LLC, Montauk Energy Holdings, LLC (“MEH”), and Montauk Energy Capital, LLC, and any successors thereto. The Predecessor Plan became effective on October 29, 2015 and is governed by the laws of the Republic of South Africa. All outstanding option awards under the Predecessor Plan were cancelled in connection with the IPO in January 2021. Equity awards were granted to the NEOs following the IPO that are in, or will settle in, shares of common stock of the Company and that are issued under the Plan, as described below.

Option Awards

On August 27, 2020, Messrs. McClain, Ciroli and Hill were granted options to purchase 162,319, 411,306 and 151,640 MNK ordinary shares, respectively, at an exercise price of ZAR 35.50 per share ($1.99 based on the exchange rate of 1 ZAR to .05934 USD on August 27, 2020) under the Predecessor Plan. Messrs. McClain’s and Hill’s options were to vest in full on the third anniversary of the grant date (each vesting date, a Maturity Date as described above). Mr. Ciroli’s options were to vest in three equal installments on the third, fourth and fifth anniversaries of the grant date (each vesting date, a Maturity Date as described above). The options were to expire on the date that is the three-month anniversary of the applicable Maturity Date for each of Messrs. McClain, Ciroli and Hill. In addition, the options were to generally lapse upon termination of employment prior to the occurrence of any Maturity Date or following the Maturity Date but prior to the applicable expiration date if a termination of employment was not a Qualifying Termination (as defined in the Predecessor Plan).

Montauk Renewables, Inc. Equity and Incentive Compensation Plan

On January 28, 2021, the Board approved the grant of restricted stock units to all of the Company’s employees and restricted stock and non-qualified stock option awards to the Company’s executive officers under the Plan. The NEOs received restricted stock and option awards as follows: Mr. McClain – 695,889 shares of restricted stock and an option to purchase 313,455 shares of common stock; Mr. Ciroli – 317,121 shares of restricted stock and an option to purchase 149,508 shares of common stock; and Mr. Hill – 371,504 shares of restricted stock and an option to purchase 167,631 shares of common stock. The restricted stock and option awards are subject to vesting schedules that commence or conclude, in the case of the option awards, on the one-year anniversary of the grant date and are subject to the terms and conditions of the Plan and related award agreements. All employees, including the NEOs, were also each granted 264 restricted stock units (with each unit representing one share of common stock) under the Plan and which awards generally vest on the one-year anniversary of the grant date and are subject to the terms and conditions of the Plan and the related award agreement.

401(k) Plan

The NEOs participate in a 401(k) plan (the “401(k) Plan”), under which fixed annual contributions are made for the account of each participating employee. After two months of employment, an employee is eligible to participate in the 401(k) Plan. Upon reaching eligibility, MEH will automatically fund a contribution of 3% of eligible compensation on the employee’s behalf and will match 50% of the employee’s first 4% voluntary deferral.

Outstanding Equity Awards at Fiscal Year-End – 2020

The following table summarizes the equity awards MNK made to the NEOs that were outstanding as of the end of 2020. In accordance with the applicable SEC disclosure guidance, this table and the accompanying footnotes do not account for any awards that may have been exercised or have vested pursuant to their terms in the ordinary course since the end of 2020. As described above, all of the option awards described below were cancelled prior to the closing of the IPO.

Name	Grant Date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Sean F. McClain	12/11/2015	(1)	25,000	—	0.54		(1)
	06/03/2019	(2)	—	248,864	2.77	09/03/2022
	11/07/2019	(3)	—	402,083	2.28	02/07/2023
	08/27/2020	(4)	—	162,319	2.11	11/27/2023
John Ciroli	08/27/2020	(5)	—	411,306	2.11		(5)
Scott Hill	12/11/2015	(1)	25,000	—	0.54		(1)
	06/03/2019	(2)	—	247,579	2.77	09/03/2022
	08/27/2020	(4)	—	151,640	2.11	11/27/2023

(1)

Represents grants of options each with an exercise price of ZAR 8.50 per share ($0.54 per share based on the exchange rate of 1 ZAR to .0662 USD on December 11, 2015) under the Predecessor Plan. Subject to continued employment, the options were to vest in three equal installments on the 3rd, 4th and 5th anniversaries of the grant date. The options were to expire in three ratable tranches on the date that is the three-month anniversary of the applicable vesting date.

(2)

Represents grants of options each with an exercise price of ZAR 40.00 per share ($2.77 per share based on the exchange rate of 1 ZAR to .0692 USD on June 3, 2019) under the Predecessor Plan. Subject to continued employment, the options were to vest on the third anniversary of the grant date.

(3)

Represents a grant of an option at an exercise price of ZAR 33.50 per share ($2.28 per share based on the exchange rate of 1 ZAR to .0679 USD on November 7, 2019) under the Predecessor Plan. Subject to continued employment, the option was to vest on the third anniversary of the grant date.

(4)

Represents grants of options each with an exercise price of ZAR 35.50 per share ($2.11 per share based on the exchange rate of 1 ZAR to .05934 USD on August 27, 2020) under the Predecessor Plan. Subject to continued employment, the options were to vest on the third anniversary of the grant date.

(5)

Represents a grant of an option with an exercise price of ZAR 35.50 per share ($2.11 per share based on the exchange rate of 1 ZAR to .05934 USD on August 27, 2020) under the Predecessor Plan. Subject to continued employment, the option was to vest on the 3rd, 4th and 5th anniversaries of the grant date. The option was to expire in three ratable tranches on the date that is the three-month anniversary of the applicable vesting date.

Director Compensation

All of the directors of MNK, other than Mr. Van Asdalan and Ms. Naziema F. Jappie, serve as our directors. MNK’s Board of Directors determined the compensation of the directors of MNK for 2020 in ZAR. For 2019, non-employee directors earned a basic fee of ZAR 120,000 plus a maximum of ZAR 48,075 for serving on MNK’s Board of Directors’ committees. For 2020, non-employee directors earned a basic fee of ZAR 120,190 plus a maximum of ZAR 48,075 for serving on MNK’s Board of Directors’ committees. Employee directors do not receive additional equity or cash compensation for board service.

The table below reflects compensation paid to MNK’s directors during 2020.

Name	Fees earned or paid in cash ($) (1)	Total ($)
John A. Copelyn	10,234	10,234
Sean F. McClain	—	—
Kevin A. Van Asdalan(2)	—	—
Mohamed H. Ahmed	10,234	10,234
Michael A. Jacobson	7,310	7,310
Naziema B. Jappie(2)	10,234	10,234
Bruce S. Raynor	10,234	10,234
Theventheran (Kevin) G. Govender	7,310	7,310

(1)	Represents aggregate of monthly fees earned or paid in cash (based on the weighted annual average daily exchange rate of 1 ZAR to 0.0608 USD for 2020).
(2)	Not a member of the Company’s Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Transactions

Transaction Implementation Agreement

On November 6, 2020, we entered into a transaction implementation agreement with MNK (as amended, the “Transaction Implementation Agreement”). The Transaction Implementation Agreement governs the overall terms of the relationship between the Company and MNK following the distribution by MNK on January 26, 2021 of all of the outstanding shares of Montauk common stock as a pro rata dividend to holders of MNK’s ordinary shares (the “Distribution”) and the completion of the IPO.

Pursuant to the Transaction Implementation Agreement, the Company executed several reorganization transactions that resulted in the Company owning all of the assets and entities through which MNK’s business and operations were conducted. Generally, the Transaction Implementation Agreement provides for the termination of all intercompany agreements and accounts between the Company and its subsidiaries, on the one hand, and MNK, on the other hand, other than with respect to the promissory note described below, and was accompanied by a mutual release of claims between MNK and the Company for all matters arising prior to the Distribution. In addition, the Transaction Implementation Agreement governs the treatment of access to information, rights to privileged information and record retention.

Promissory Note with MNK

In connection with the closing of the IPO and the Distribution, the Company entered into a Loan Agreement and Secured Promissory Note (the “Initial Promissory Note”) with MNK. Pursuant to the Initial Promissory Note, the Company advanced a cash loan of $5,000,000 to MNK for MNK to pay its dividends tax liability arising from the Distribution under the South African Income Tax Act, 1962 (Act No. 58 of 1962), as amended. On February 22, 2021, the Company and MNK entered into an Amended and Restated Promissory Note (the “Amended Promissory Note”) to increase the principal amount of the loan to a total of $7,000,000 in accordance with the Company’s obligations set forth in the Transaction Implementation Agreement. The terms of the Amended Promissory Note are otherwise substantially identical to the Initial Promissory Note. The Amended Promissory Note, among other things, (1) allows MNK (as borrower) to pay interest by increasing the outstanding principal amount of the note or by paying cash to the Company (or both), (2) grants the Company a pledge over the shares of common stock withheld by MNK to satisfy tax obligations arising from the Distribution as security for MNK’s loan obligations and (3) requires MNK to use the proceeds of any sale of the withheld shares of common stock to prepay the amounts due to the Company under the Amended Promissory Note. The maturity date of the Amended Promissory Note is December 31, 2022.

Administrative Services Agreement with HCI

Mr. Copelyn is the chief executive officer of HCI and Mr. Govender is the executive director of HCI. Messrs. Copelyn and Govender both serve on the board of directors of HCI Managerial Services (Pty) Limited, a subsidiary of HCI (“HCI Managerial”). Since 2014, HCI Managerial has provided certain administrative services to MNK, and since January 26, 2021, to us pursuant to administrative services agreements, which services include, among other matters, (1) corporate secretarial services relating to maintaining documents and records, and assisting with South African regulatory compliance matters and (2) assistance with preparation of earnings reports required by South African rules and regulations. Pursuant to our agreement with HCI Managerial, we pay a monthly fee of R20,000, plus applicable VAT thereon for such services.

Policies and Procedures for Related Party Transactions

We adopted a written policy relating to the approval of related party transactions. A “related party transaction” is a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which we participate (whether or not we are a party) and a related party has a direct or indirect material interest in such transaction. Our Audit Committee reviews and approves or disapproves, or ratifies, all relationships and related party transactions between us and (1) our directors, director nominees or executive officers, (2) more than 5% owners of our common stock, (3) any immediate family member of any person specified in (1) and (2) above, and (4) any firm, corporation or other entity in which any person specified in (1), (2) or (3) above is employed or is a partner or principal or in a similar position, or in which such person has more than a 5% beneficial ownership interest. The Audit Committee reviews all related party transactions reported to it and, where the Audit Committee determines that such transactions are in our best interests and the best interests of our stockholders, approves such transactions in advance of such transactions being given effect.

As set forth in the related party transaction policy, in the course of its review and approval or ratification of a related party transaction, the Audit Committee, in its judgment, considers all relevant factors, including but not limited to the benefits to us, the impact on the related party, the availability and terms of comparable products or services and other various factors enumerated in the policy.

Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. However, such member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee. Our policy also provides the Audit Committee with the discretion to pre-approve certain transactions.

The Board and the Audit Committee, in the case of the promissory note and the administrative services agreement, approved the related party transactions described above.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS,

VOTING AND THE ANNUAL MEETING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice because our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We will mail the Notice and release our proxy materials on or about April 7, 2021 to all stockholders of record as of March 26, 2021, the Record Date, who are entitled to vote in connection with the Annual Meeting. On the Record Date, we had 142,157,835 shares of our common stock issued and outstanding.

Will I receive any other proxy materials by mail?

No, you will not receive any proxy materials, other than the Notice, by mail unless you request a paper copy of the proxy materials.

●

If you are a stockholder registered on the United States section of the Company’s register of stockholders with shares listed for trading on the Nasdaq, to request that a full set of the proxy materials be sent to you, please go to www.ProxyVote.com or call 1-800-579-1639.

●

If you are a stockholder registered on the South African section of the Company’s register of stockholders listed for trading on the JSE, you may obtain the full set of proxy materials at www.materials.ProxyVote.com/61218C or request that a full set of the proxy materials be sent to you by making a request, in the case of shares held in the Strate Proprietary Limited System (the “Strate System”), by contacting your Central Securities Depositary Participant (“CSDP”) or broker, as applicable, and. if you are a stockholder of record, by facsimile transmission at +27 (0)11 688 5238, e-mail at proxy@computershare.co.za or mail at Computershare Investor Services Proprietary Limited, Rosebank Towers, 15 Biermann Avenue, Rosebank, 2196 (Private Bag X9000, Saxonwold, 2132) South Africa, in each case, no later than May 21, 2021.

How do I attend, participate in, and ask questions during the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/MNTK2021. The meeting will start at 9:00 a.m., Eastern Time, on Tuesday, May 25, 2021.

If you are a stockholder registered on the United States section of the Company’s register of stockholders with shares listed for trading on the Nasdaq, you will need the control number to attend the Annual Meeting, which is included in the Notice or on your proxy card or voting instruction form received from your broker, bank or other agent if you hold your shares of common stock in “street name.” Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/MNTK2021.

If you are a stockholder registered on the South African section of the Company’s register of stockholders with shares listed for trading on the JSE with such shares held in the Strate System, you must contact your CSDP or broker, as applicable, to obtain a control number to attend the Annual Meeting which request of such CSDP or broker, as applicable, must be made no later than May 21, 2021. The CSDP or broker, as applicable, will issue you a letter of representation to attend the Annual Meeting. If you are a stockholder on the South African section of the Company’s register of stockholders with shares listed for trading on the JSE and a stockholder of record, you must advise the South African registrar if they wish to attend the Annual Meeting no later than May 21, 2021 by email at proxy@computershare.co.za or by calling +27 (0)11 370 5000. The South African registrar will issue you a control number to attend the Annual Meeting.

We recommend that you log in a few minutes before 9:00 a.m., Eastern Time, to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.

If you would like to submit a question during the Annual Meeting, you may log in to www.virtualshareholdermeeting.com/MNTK2021 using your control number, type your question into the “Ask a Question” field, and click “Submit.”

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

●	You may submit questions and comments electronically through the meeting portal during the Annual Meeting.

●	Only stockholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments.

●

Questions pertinent to the Annual Meeting and related to our business will be answered during the webcast, subject to time constraints. Any such questions that cannot be answered live due to time constraints will be posted and answered on our Investors Relations website, https://ir.montaukrenewables.com, as soon as practical after the Annual Meeting.

●

Questions may be omitted if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

●	No audio or video recordings of the Annual Meeting are permitted.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/MNTK2021 or at www.ProxyVote.com. Technical support will be available at least 15 minutes before the commencement of the Annual Meeting starting at 8:45 a.m., Eastern Time on May 25, 2021.

How can I vote and what am I voting on?

Stockholders on the United States Register

For stockholders registered on the United States section of the Company’s register of stockholders with shares listed for trading on the Nasdaq, if you choose to vote your shares online during the Annual Meeting, please follow the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/MNTK2021. You will need the 16-digit control number included on your Notice, on your proxy card, or on the voting instructions form that accompanied your proxy materials.

Even if you plan to attend or participate in the Annual Meeting, Montauk strongly recommends that you vote your shares in advance as described below so that your vote will be counted if you subsequently decide not to attend the Annual Meeting.

Whether you hold your shares directly as the stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting in one of the following manners:

By Internet: Go to www.ProxyVote.com and follow the instructions. You will need the 16-digit control number included on your proxy card or voting instruction form;

By Telephone: Dial 1-800-690-6903. You will need the control number included on your Notice, proxy card or voting instruction form; or

By Mail: Complete, date and sign your proxy card or voting instruction form and mail it.

If you vote on the internet or by telephone, you do not need to return your proxy card or voting instruction form. Internet and telephone voting for stockholders is available 24 hours a day, and will close at 11:59 p.m., Eastern Time, on May 24, 2021.

Stockholders on the South African Register

For stockholders registered on the South African section of the Company’s register of stockholders on the JSE, if you choose to vote your shares on-line during the Annual Meeting, you must request a letter of representations and control number from your CSDP, broker, or the South African registrar, as applicable, as provided below in advance of the Annual Meeting by 15:00 South African Time on May 21, 2021.

Even if you plan to attend and participate in the Annual Meeting, Montauk strongly recommends that you vote your shares in advance as described below so that your vote will be counted if you subsequently decide not to attend the Annual Meeting. To vote in advance of the Annual Meeting, use one of the following methods by 15:00 South African Time on May 21, 2021:

●

If you are a stockholder with shares held on the Strate System, you may cast your vote by providing your CSDP or broker, as applicable, with voting instructions. In the absence of such instructions, your CSDP or broker will vote in accordance with the instructions contained in the custody agreement or mandate between you and such CSDP or broker.

●

If you are a stockholder of record, you may cast your vote by contacting the South African registrar by facsimile transmission at +27 (0)11 688 5238, e-mail at proxy@computershare.co.za or mail at Computershare Investor Services Proprietary Limited, Rosebank Towers, 15 Biermann Avenue, Rosebank, 2196 (Private Bag X9000, Saxonwold, 2132) South Africa.

Such stockholders are not permitted to transfer their shares to the United States section of the Company’s register any time following the end of trading in South Africa on May 18, 2021.

Proxies and Voting

The persons named as proxies, Messrs. Sean F. McClain and John Ciroli, have informed Montauk of their intention, if no contrary instructions are given, to vote the shares represented by such proxies as follows:

•	FOR the election of each person nominated to serve as a director of Montauk (Proposal No. 1);

•

FOR the ratification of the appointment of Grant Thornton LLP, an independent registered public accounting firm, as the independent auditor of Montauk for the fiscal year ending December 31, 2021 (Proposal No. 2); and

•	In accordance with their judgment on any other matters which may properly come before the Annual Meeting.

The Board does not know of any other business to be brought before the Annual Meeting other than as indicated in the Notice of Annual Meeting of Stockholders. If other matters are properly presented at the Annual Meeting, the persons named as proxies may vote on such matters in their discretion. In addition, the persons named as proxies may vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any adjournments or postponements of the Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 26, 2021. All of the shares of our common stock votes together as a single class for purposes of the proposals to be presented at the Annual Meeting.

What if I return a proxy card or voting instruction form but do not make specific choices?

If you return a signed and dated proxy card or voting instruction form without marking voting selections, your shares will be voted “For” the election of each director nominee and “For” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. If any other matter is properly presented at the meeting, your proxyholder (Messrs. Sean F. McClain or John Ciroli) will vote your shares using his discretion.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholders on the United States Register

Yes. If you are the owner of record, you can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date;

●	You may grant a subsequent proxy by telephone or through the internet;

●	You may send a timely written notice that you are revoking your proxy to our Secretary at Montauk Renewables, Inc., 680 Andersen Drive, 5th Floor, Pittsburgh, PA 15220; or

●	You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Stockholders on the South African Register

If your shares are held on the Strate System by a CSDP or broker, you should follow the instructions provided by your CSDP or broker to revoke your proxy. If you are a stockholder of record, you can revoke your proxy by submitting another properly completed proxy card to the South African registrar as described above. In each case, you should revoke your proxy prior to 15:00 South African Time on May 21, 2021.

If you attend the Annual Meeting and vote online, this will revoke your proxy. Simply attending the meeting will not, by itself, revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count: (1) for the proposal to elect the director nominees, votes “For,” “Withhold” and broker non-votes (Proposal No. 1) and (2) with respect to other proposals, votes “For” and “Against,” as well as abstentions (Proposal No. 2).

Abstentions will be counted towards the vote total for Proposal No. 2, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for Proposal No. 1.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” or through a nominee does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Since Proposal No. 1 is considered to be “non-routine,” we expect broker non-votes to exist in connection with Proposal No. 1. Proposal No. 2 is considered to be “routine,” and therefore we do not expect broker non-votes to exist in connection with Proposal No. 2. Broker non-votes will have no effect and will not be counted with Proposal No. 1 as described above.

How many votes are needed to approve each proposal?

●

Proposal No. 1 – For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present by person or represented by proxy and entitled to vote on the election of directors will be elected. Accordingly, only votes “For” will affect the outcome.

●

Proposal No. 2 – To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, the proposal must receive “For” votes from the holders of a majority of shares present by person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be constituted if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting are present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.

When are stockholder proposals and director nominations due for 2022 annual meeting of stockholders?

Requirements for stockholder proposals to be brought before an annual meeting.

Our Bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Secretary at Montauk Renewables, Inc., 680 Andersen Drive, 5th Floor, Pittsburgh, PA 15220. To be timely for the 2022 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between January 25, 2022 and February 24, 2022; provided that if the date of that annual meeting of stockholders is scheduled for a date more than 30 calendar days prior to or more than 30 calendar days after the anniversary of the preceding year’s annual meeting, you must deliver the required notice on the later of the 90th calendar day prior to such annual meeting and the 10th calendar day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to the Secretary must also set forth the information required by our Bylaws.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, and intended to be presented at the 2022 Annual Meeting of Stockholders must be received by us not later than December 8, 2021 in order to be considered for inclusion in our proxy materials for that meeting.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Stockholders on the United States Register

This year, a number of brokers with account holders who are Montauk stockholders on the United States register will be “householding” our proxy materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify your broker, notify our Secretary at (412) 747-8700 or send a written request to: Secretary at Montauk Renewables, Inc., 680 Andersen Drive, 5th Floor, Pittsburgh, PA 15220. Similarly, stockholders who currently receive multiple copies of the Notice at their addresses and would like to request “householding” of their communications should contact the specified persons in the prior sentence.

Stockholders on the South African Register

There will be no “householding” of communications to Montauk stockholders on the South African register.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their best judgment.

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2020 is available without charge upon written request to: Secretary, Montauk Renewables, Inc., 680 Andersen Drive, 5th Floor, Pittsburgh, PA 15220.

MONTAUK RENEWABLES, INC.

680 ANDERSEN DRIVE, 5TH FLOOR

PITTSBURGH, PA 15220

VOTE BY INTERNET

Before The Meeting - Go to www.ProxyVote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 24, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MNTK2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 24, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	D38164-P53510	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MONTAUK RENEWABLES, INC.

The Board recommends a vote FOR each of the nominees.

1. Proposal to elect nominees to the Board of Directors for a term expiring at the 2024 Annual Meeting of Stockholders.	For	Withhold

1a. Mohamed H. Ahmed	☐	☐

1b. John A. Copelyn	☐	☐

The Board recommends a vote FOR Proposal 2.

2.	Ratification of the appointment of Grant Thornton LLP as independent auditor.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such.

For	Against	Abstain

☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT

Please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so these shares may be represented at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended

December 31, 2020 are available at www.ProxyVote.com.

▼   PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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D38165-P53510

Proxy — MONTAUK RENEWABLES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2021.

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Sean F. McClain and John Ciroli, and each of them, as proxies with power of substitution to vote on behalf of the undersigned all shares, on all matters designated on the reverse side or otherwise properly presented at the Annual Meeting of Stockholders of Montauk Renewables, Inc., as the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Montauk Renewables, Inc. to be held on May 25, 2021 at 9:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/MNTK2021 and any postponement or adjournment thereof, with all powers that the undersigned would possess if personally present.

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted “FOR” the election of each of the nominees in Proposal 1 and “FOR” the ratification of the appointment of Grant Thornton LLP as independent auditor in Proposal 2. The proxies are also authorized to vote, in accordance with their judgment, upon such other matters as may properly come before the Annual Meeting (including, without limitation, to adjourn the Annual Meeting) and any postponement or adjournment thereof.

Continued and to be signed on reverse side

MONTAUK RENEWABLES, INC.

680 ANDERSEN DRIVE, 5TH

FLOOR

PITTSBURGH, PA 15220

VOTING BY SOUTH AFRICAN REGISTER STOCKHOLDERS

Stockholders registered on the South African section of the Company’s register of stockholders may attend the Annual Meeting and vote electronically during the Annual Meeting. by requesting letters of representation and control numbers by the date and from the persons noted below.

For stockholders to vote in advance of the Annual Meeting, use one of the methods described below:

Stockholders registered on the South African section of the Company’s register of stockholders whose shares are held in the Strate Proprietary Limited system for electronic clearing and settlement and holding of uncertificated securities (the “Strate system”) via a Central Securities Depositary Participant (“CSDP”) or broker, can provide their proxy voting instruction to their CSDP or broker (as applicable) in accordance with their custody agreement which, in no event, may be later than 15:00 on 21 May 2021 South African Standard Time. Please contact your CSDP or broker for advice as to the dates and methods for lodgement.

Stockholders registered on the South African section of the Company’s register of stockholders who are stockholders of record will be able to cast their proxy vote by way of lodgement of the completed proxy card with the South African registrar by no later than 15:00 on 21 May 2021 South African Standard Time via fax at +27 (0)11 688 5238, e-mail at proxy@computershare.co.za or hard copy by post, by courier or by hand at Computershare Investor Services Proprietary Limited, Rosebank Towers, 15 Biermann Avenue, Rosebank, 2196 (Private Bag X9000, Saxonwold, 2132) South Africa.

Proxy cards submitted directly to the Company by stockholders on the South African section of the Company’s register of stockholders will not be accepted.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MONTAUK RENEWABLES, INC.

I/We, __________________________________________________________(name in full)

of address ________________________________________________________________

being a registered holder of ________________________________________ shares of common stock of the company,

hereby appoint Sean F. McClain and John Ciroli, and each of them, as proxies with power of substitution to vote on behalf of the undersigned all shares, on all matters below or otherwise properly presented at the Annual Meeting of Stockholders of Montauk Renewables, Inc., as the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Montauk Renewables, Inc. to be held on May 25, 2021 at 9:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/MNTK2021 and any postponement or adjournment thereof, with all powers that the undersigned would possess if personally present, as follows:

The Board recommends a vote FOR each of the nominees.

1. Proposal to elect nominees to the Board of Directors for a term expiring at the 2024 Annual Meeting of Stockholders.	For	Withhold

1a. Mohamed H. Ahmed	☐	☐

1b. John A. Copelyn	☐	☐

    The Board recommends a vote FOR Proposal 2.

2.	Ratification of the appointment of Grant Thornton LLP as independent auditor.

NOTE: Joint owners should each sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such.

For	Against	Abstain

☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The proxy materials for the Annual Meeting contain important information regarding voting and attendance at the Annual Meeting. Stockholders registered on the South African section of the Company’s register of stockholders may obtain the full set of proxy materials and Annual Report on Form 10-K at www.materials.ProxyVote.com/61218C or request that it be sent to them by calling +27 (0)11 370 5000.

▼              PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION                    ▼

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0

Proxy — MONTAUK RENEWABLES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2021.
PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted “FOR” the election of each of the nominees in Proposal 1 and “FOR” the ratification of the appointment of Grant Thornton LLP as independent auditor in Proposal 2. The proxies are also authorized to vote, in accordance with their judgment, upon such other matters as may properly come before the Annual Meeting (including, without limitation, to adjourn the Annual Meeting) and any postponement or adjournment thereof.

Continued and to be signed on reverse side